Exhibit 99.1

RXi Pharmaceuticals Reports Fourth Quarter and Year End 2017

Financial Results and Recent Corporate Highlights

MARLBOROUGH, Mass., March 26, 2018 /PRNewswire/ — RXi Pharmaceuticals Corporation (NASDAQ: RXII) a biotechnology company developing immuno-oncology therapeutics based on its proprietary self-delivering RNAi (sd-rxRNA®) therapeutic platform today reported its financial results for the fourth quarter and year ended December 31, 2017, and provided a business update.

“In early 2018, RXi announced a strategic decision to solely focus its development efforts on novel immuno-oncology treatments based on its self-delivering RNAi platform. We have made good progress by entering in development collaborations with some major cancer research centers in Europe and in the US. The first results from these collaborations are promising and support our goals to enter into clinical testing in the coming 12 to 18 months,” said Dr. Geert Cauwenbergh, President and CEO of RXi Pharmaceuticals. He further added, “RXi is well-positioned for success with the potential to match and possibly surpass current antibody treatments by exploiting the self-delivering attributes of our therapeutic compounds for immuno-oncology using an adoptive cell transfer approach. As outlined in January of this year, RXi is seeking to monetize our dermatology and ophthalmology assets through out-licensing or partnerships for which we have achieved proof of concept in clinical trials, as such demonstrating the significant therapeutic potential of our self-delivering RNAi platform. The success of this initiative should provide additional non-dilutive means to advance our ongoing internal programs and external collaborations for our immuno-oncology pipeline and prepare for entering the clinic in 2019.”

The Company will host a conference call today at 5:00 p.m. EST to discuss financial results and provide an update on the Company. The webcast link will be available under the “Investors – Event Calendar” section of the Company’s website, www.rxipharma.com. The event may also be accessed by dialing toll-free in the United States: +1 (844) 376-4678. International participants may access the event by dialing: +1 (209) 905-5958. An archive of the webcast will be available on the Company’s website approximately two hours after the presentation.

Select Fourth Quarter and Fiscal 2017 Financial Highlights

Cash

At December 31, 2017, the Company had cash of $3.6 million as compared with $12.9 million at December 31, 2016.

On August 8, 2017, the Company entered into a purchase agreement with Lincoln Park Capital Fund, LLC (“LPC”), pursuant to which the Company has the right to sell to LPC up to $15 million in shares of the Company’s common stock, subject to certain limitations and conditions set forth therein, over the 30-month term of the purchase agreement. To date, the Company has sold a total of 285,000 shares of common stock to LPC for net proceeds of approximately $1.2 million.

Revenues

In September 2017, the Company’s collaborative partner BioAxone Biosciences, Inc. received a grant award from the National Institute of Neurological Disorders and Stroke. BioAxone has been awarded a total of $1,794,895 to fund the collaborative project over 24 months. For our contribution, RXi will receive approximately $129,000 in the first year with the potential to receive an additional $118,800 in the second year after achieving certain milestones. The two-year grant provides funding for further development of BioAxone’s preclinical candidate BA-434, a novel sd-rxRNA compound that targets PTEN for the treatment of spinal cord injury.

Revenues for the quarter ended December 31, 2017 were $15,000. The Company had no revenue during the quarter ended December 31, 2016. Revenues for the year ended December 31, 2017 were $15,000, as compared with $19,000 for the year ended December 31, 2016. Revenues for the quarter and year ended December 31, 2017 were due to the work performed by the Company under the grant with BioAxone. Revenues for the year ended December 31, 2016 were due to the Company’s exclusive out-licensing agreements with MirImmune, prior to its acquisition by the Company, and Thera Neuropharma, Inc.

Research and Development Expenses

Research and development expense for the quarter ended December 31, 2017 was $1.2 million, as compared with $1.3 million for the quarter ended December 31, 2016. The decrease was due to lower spending on clinical trial-related expenses as subject visits in each of the Company’s ongoing clinical trials came to an end.

Research and development expense for the year ended December 31, 2017 was $5.4 million, as compared with $5.4 million for the year ended December 31, 2016. Overall, expenses were consistent year over year despite an increase in direct research and development expenses due to the addition of the immuno-oncology program to the Company’s development pipeline in the first quarter of 2017 with the acquisition of MirImmune, which was offset by a decrease in non-cash stock-based compensation expense.

Acquired In-process Research and Development

In January 2017, the Company acquired all of the issued and outstanding capital stock of MirImmune Inc., a privately-held biotechnology company that was engaged in the development of cancer immunotherapies, in exchange for securities of the Company. The aggregate fair value of the consideration given, which includes transaction costs, liabilities assumed and cancellation of notes receivable, and the deferred tax impact of the acquisition was recorded as in-process research and development expense.

Acquired in-process research and development expense related to the acquisition of MirImmune was $5.0 million for the year ended December 31, 2017. The Company did not have acquired in-process research and development expense for the three months ended December 31, 2017 and 2016 and the year ended December 31, 2016.

General and Administrative Expenses

General and administrative expense for the quarter ended December 31, 2017 was $0.8 million, as compared with $1.0 million for the quarter ended December 31, 2016. The decrease was due to a reduction in mailing and printing-related fees for the Company’s annual meeting, which last year was held in the December time-frame, as well as a reduction in professional fees for legal services and employee-related expenses as compared to the prior year quarter.

General and administrative expense for the year ended December 31, 2017 was $4.0 million, as compared with $3.6 million for the year ended December 31, 2016. The increase was primarily due to payroll-related expenses, including severance benefits, related to the Company’s former Chief Business Officer and professional fees for legal-related services.

Income Tax

The Company recognized an income tax benefit of $1.6 million for the year ended December 31, 2017 due to the tax-related impact of the Company’s acquisition of MirImmune Inc. The Company did not have income tax expense or benefit for the three months ended December 31, 2017 and 2016 and the year ended December 31, 2016.

Net Loss Applicable to Common Stockholders

Net loss applicable to common stockholders for the quarter ended December 31, 2017 was $2.0 million, compared with $4.4 million for the quarter ended December 31, 2016. The decrease was due to the one-time charge related to the beneficial conversion feature of the Company’s Series B Convertible Preferred Stock in 2016.

Net loss applicable to common stockholders for the year ended December 31, 2017 was $12.5 million, compared with $11.1 million for the year ended December 31, 2016. The increase was primarily driven by acquired in-process research and development expense incurred for the acquisition of MirImmune, offset by the one-time charge related to the beneficial conversion feature of the Company’s Series B Convertible Preferred Stock in 2016.

Nasdaq Compliance

On January 23, 2018, the Company received written notice from the Nasdaq Stock Market, LLC notifying the Company that it had regained compliance with the minimum bid price requirement for continued listing on The Nasdaq Capital Market. The written notice was sent following the implementation of the Company’s 1-for-10 reverse split of the Company’s common stock, which became effective on January 8, 2018. At the effective time of the reverse stock split, every ten shares of RXi common stock was combined into one share of common stock, reducing the Company’s issued and outstanding common stock from 24.3 million shares to 2.4 million shares.

Select Fourth Quarter 2017 and Recent Corporate Highlights

Select Business and Corporate Highlights

Immuno-Oncology

RXi Pharmaceuticals developed a robust self-delivering RNAi-based technology platform, termed sd-rxRNA®, a key value driver unique to RXi. The robust technology platform provides a strong foundation that we have leveraged to build a leading Immuno-oncology company, with a short-term focus using Adoptive Cell Transfer (ACT). sd-rxRNA offers unprecedented flexibility in targeting immunosuppressive pathways with the potential to modulate multiple checkpoint genes in a single therapeutic treatment. The built-in delivery and therapeutic properties of sd-rxRNA lend themselves well for local therapeutic applications, such as ex vivo treatment of the immune cells. The ex vivo use of sd-rxRNA to pre-treat immune cells prior to infusion may prove advantageous as an immuno-therapeutic in that there is the potential to simultaneously reduce multiple checkpoints or targets, including both intracellular and extracellular targets, with little change to current protocols.

During 2017, the Company advanced its development strategy by selecting a lead preclinical compound and commencing cGMP manufacturing to prepare for the initiation of a clinical trial in 2019. In addition, the Company entered into a number of partnerships across the globe to expand its pipeline, which include:

1.	PCI Biotech: A collaboration is underway with this biopharmaceutical company located in Norway, to evaluate technology compatibilities and synergies between our respective technology platforms for the potential applicability of combination therapy in immuno-oncology.

2.	Gustave Roussy: This leading Comprehensive Cancer Centre in Europe is evaluating the potential of RXi’s novel sd-rxRNA technology platform for use in cancer treatments.

3.	Center for Cancer Immune Therapy (CCIT) at Herlev Hospital: Based in Denmark, CCIT is a leading European center evaluating the potential of the sd-rxRNA technology platform in TILs for the use in treatment for a number of cancer types, including melanoma and ovarian cancer.

4.	Medigene AG: A German based biotechnology company is exploring potential synergies of using sd-rxRNA in combination with Medigene’s recombinant TCRs to develop modified T cells with enhanced efficacy and/or safety.

To further support these efforts, RXi appointed two leading oncology experts to its Scientific Advisory Board (SAB). RXi’s new SAB members are Dr. Rolf Kiessling, Professor in Experimental Oncology at Karolinska Institutet and Senior Chief Physician of Radiumhemmet at Karolinska Hospital as well as medical oncology expert Dr. James D. Griffin, Chairman, Department of Medical Oncology, Dana-Farber Cancer Institute. Dr. Griffin also serves as Professor, Medicine, Harvard Medical School and Director, Medical Oncology, Brigham and Women’s Hospital.

The Company also added additional strategic business development and immuno-oncology expertise to its Board of Directors through the appointment of Dr. Jonathan Freeman. Dr. Freeman is an established leader with positions spanning from Senior Vice President, Head of Strategy Development and Portfolio Management at Merck KGaA to a number of senior positions at Baxter and Serono, in M&A and, Corporate and Business Development, respectively.

In addition to the expansion of our SAB and Board of Directors, Dr. Gerrit Dispersyn, Dr. Med. Sc. joined RXi as its Chief Development Officer in May 2017. Dr. Dispersyn is an accomplished leader and brings a wealth of experience in clinical, product and business development. He has held a number of senior leadership positions at Integra LifeSciences Corporation and Barrier Therapeutics.

Business Development Opportunities

RXi has developed two robust therapeutic Franchises in Dermatology and Ophthalmology that are comprised of advanced clinical programs, robust discovery assets and substantial Intellectual Property rights. RXi added to its broad patent estate with the granting of a patent from the Japan Patent Office (JPO) in Q1 207 for the composition of matter of sd-rxRNAs targeting connective tissue growth factor (CTGF) for the treatment or prevention of fibrotic disorders, including but not limited to skin fibrosis and proliferative retinopathy (Japanese Patent #: 6060071), which includes RXI-109.

The Company has an active process underway to monetize these assets which will support a return on investment for stockholders and accelerated growth in the immuno-oncology focus area.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “intends,” “believes,” “anticipates,” “indicates,” “plans,” “expects,” “suggests,” “may,” “should,” “potential,” “designed to,” “will” and similar references, although not all forward-looking statements contain these words. Forward-looking statements are neither historical facts nor assurances of future performance. These statements are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements as a result of a number of important factors, including those identified in our most recent Annual Report on Form 10-K under the caption “Risk Factors” And in other filings the Company periodically makes with the Securities and Exchange Commission. Readers are urged to review these risk factors and to not act in reliance on any forward-looking statements, as actual results may differ from those contemplated by our forward-looking statements. RXi does not undertake to update forward-looking statements to reflect a change in its views, events or circumstances that occur after the date of this release.

Contact

RXi Pharmaceuticals Corporation

Tamara McGrillen

508-929-3646

RXi PHARMACEUTICALS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except share and per share data)

	For the Three Months Ended December 31, 2017	For the Three Months Ended December 31, 2016	For the Year Ended December 31, 2017	For the Year Ended December 31, 2016
Revenues	$15	$—	$15	$19

Operating expenses:
Research and development	1,204	1,307	5,370	5,415
Acquired in-process research and development	—	—	4,696	—
General and administrative	802	1,032	4,011	3,619

Total operating expenses	2,006	2,339	14,077	9,034

Operating loss	(1,991)	(2,339)	(14,062)	(9,015)
Total other (expense) income, net	(11)	—	(11)	21

Loss before income taxes	(2,002)	(2,339)	(14,073)	(8,994)
Income tax benefit	—	—	1,621	—

Net loss	(2,002)	(2,339)	(12,452)	(8,994)
Accretion of beneficial conversion feature related to Series B Convertible Preferred Stock	—	(2,075)	—	(2,075)

Net loss attributable to common stockholders	$(2,002)	$(4,414)	$(12,452)	$(11,069)

Net loss per common share attributable to common stockholders: Basic and diluted	$(0.84)	$(6.02)	$(5.52)	$(16.41)

Weighted average common shares: Basic and diluted	2,379,335	733,394	2,257,754	674,608

RXi PHARMACEUTICALS CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)

	December 31, 2017	December 31, 2016

ASSETS
Current assets:
Cash and cash equivalents	$3,581	$12,906
Restricted cash	50	50
Prepaid expenses and other current assets	201	150

Total current assets	3,832	13,106
Property and equipment, net	248	114
Notes receivable	—	150
Other assets	18	27

Total assets	$4,098	$13,397

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$511	$917
Accrued expenses	1,754	1,625

Total current liabilities	2,265	2,542
Total stockholders’ equity	1,833	10,855

Total liabilities and stockholders’ equity	$4,098	$13,397